EXHIBIT 4.8

WARRANT AGREEMENT

dated as of             , 2006

between

ASAT HOLDINGS LIMITED

and

U.S. BANK NATIONAL ASSOCIATION

as Warrant Agent

i

ii

WARRANT AGREEMENT

This Warrant Agreement (as amended, restated, modified or otherwise supplemented from time to time, this “Agreement”), dated as of             , 2006, is made between ASAT Holdings Limited, an exempted company with limited liability formed under the Companies Law of the Cayman Islands (the “Company”), and U.S. Bank National Association (the “Warrant Agent”).

WITNESSETH THAT:

WHEREAS, the Company distributed subscription rights (each, a “Subscription Right”) to the holders of its Ordinary Shares (as defined below) as of             , 2006. Each Subscription Right entitled the owner to subscribe for and purchase one unit (each, a “Unit”) consisting of one Series A Preferred Share (as defined below) and a warrant to purchase 50 Ordinary Shares at an exercise price of $0.01 per Ordinary Share;

WHEREAS, the Warrants issued pursuant to this Agreement are the warrants comprising the Units issued upon exercise of the Subscription Rights;

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof; and

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to so act in connection with the issuance, exchange, transfer, substitution and exercise of Warrants and other matters set forth herein.

NOW THEREFORE in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

DEFINITIONS

“ADSs” means American Depositary Shares of the Company.

“Agent Members” means members of, or participants in, the Depositary.

“Board of Directors” means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to exercise the power of such Board of Directors with respect to the matters provided for in this Agreement as to which the Board of Directors is authorized or required to act.

“Business Day” means a day of the week other than a Saturday, a Sunday or a day which shall be in New York, New York, or Hong Kong, or in the city in which the principal office of the Warrant Agent is located a legal holiday or a day on which banking institutions are authorized or required by law to close for business.

“Certificated Warrants” means Warrants represented by Warrant Certificates in definitive, fully registered form.

“Commission” means the United States Securities and Exchange Commission.

“Depositary” or “DTC” means The Depository Trust Company, its nominees, and their respective successors.

“Dollars,” “U.S.$” and “$” refer to the lawful currency of the United States of America.

“Equity Financing Documents” means the Amended and Restated Securities Purchase Agreement, dated as of October 27, 2005, by and among the Company and the purchasers listed on Exhibit B thereto, the warrants issued pursuant thereto, the Company’s Restated Articles of Association filed in connection therewith, and all other certificates, documents, instruments and agreements executed and delivered in connection therewith or in respect of the closing of the transactions contemplated thereby.

“Exercise Date” has the meaning set forth in Section 2 of the Global Warrant.

“Exercise Price” has the meaning set forth in the preamble of the Global Warrant.

“Expiration Date” means 5:00 p.m., New York time, on the date that is five (5) years from the date of this Agreement.

“fair market value” has the meaning set forth in Section 9 of the Global Warrant.

“Global Warrant” has the meaning set forth in Section 1.01(b).

“Global Warrant Legend” means the legend set forth in Section 1.03.

“Loan Documents” means the Purchase Money Loan Agreement, dated as of July 31, 2005, entered into by and among the Company, the lenders party thereto and Asia Opportunity Fund, L.P., as administrative agent, and all other documents, instruments and agreements executed and delivered in connection therewith or in respect of the closing of the transactions contemplated thereby.

“Ordinary Shares” means the ordinary shares, par value $0.01 per share, of the Company authorized at the date of this Agreement or as such stock may be constituted from time to time. Subject to the provisions of Section 3.04, shares issuable upon exercise of the Warrants shall include only shares of the class designated as Ordinary Shares of the Company as of the date of this Agreement or shares of any class or classes resulting from any reclassification or reclassifications or change or changes thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and if at any time there shall be more than one such resulting class, the shares of such class resulting from all such reclassifications or changes bears to the total number of shares of all such classes resulting from such reclassifications or changes.

“Person” means an individual, partnership, firm, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Preferred Shares” means the Series A Redeemable Convertible Preferred Shares, par value $0.01 per share, of the Company.

“Share Number” means initially fifty Ordinary Shares, as adjusted pursuant to Article III hereof.

“Subsidiary” of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Warrant” means a warrant to purchase Ordinary Shares issued pursuant to this Agreement and in satisfaction of the exercised Subscription Rights.

“Warrant Certificate” has the meaning set forth in Section 1.01(a).

“Warrant Register” has the meaning set forth in Section 1.05(a).

“Warrantholder” means such person in whose name Warrants are registered in the Warrant Register.

ARTICLE I

ISSUANCE, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES

SECTION 1.01 Form of Warrant Certificates. (a) Any certificate representing Warrants (each a “Warrant Certificate”) shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, (ii) such as may be required to comply with this Agreement, any law or any rule of any securities exchange on which the Warrants may be listed, and (iii) such as may be necessary to conform to customary usage.

        (b) The Warrants shall be issued initially in the form of a permanent global Warrant Certificate (the “Global Warrant”) in definitive, fully registered form, substantially in the form set forth in Exhibit A hereto, which exhibit is hereby incorporated in and expressly made a part of this Agreement. Upon issuance, the Global Warrant shall be duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided and deposited with the Warrant Agent as custodian for the Depository. Any Warrants represented by Warrant Certificates in definitive, fully registered form issued to beneficial owners of interests in the Global Warrant (“Certificated Warrants”) shall be issued in substantially in the form set forth in Exhibit B hereto, which exhibit is hereby incorporated in and expressly made a part of this Agreement. Any such Warrant Certificate shall be duly executed by the Company and countersigned by the Warrant Agent and delivered, all as hereinafter provided.

        (c) Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the officers of the Company executing such Warrant Certificates, as evidenced by their execution thereof.

        (d) Each Warrant shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase a number of Ordinary Shares equal to the Share Number, calculated in accordance with Section 3.02 hereof and subject to adjustment pursuant to the provisions of Article III hereof.

SECTION 1.02 Execution of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon exchange, substitution or transfer, shall be signed manually by, or bear the facsimile signature of, the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer or Treasurer of the Company. In case any such officer of the Company as set forth in the previous sentence whose manual or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. Warrant Certificates shall, upon the Warrant Agent’s (or successor warrant agent’s) receipt of written delivery instructions related to such Warrant Certificates from the Company, be countersigned manually by the Warrant Agent (or successor warrant agent) and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be countersigned by the Warrant Agent (or successor warrant agent), however, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. Any Warrant

Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

SECTION 1.03 Legend. The Global Warrant shall bear the following legend (the “Global Warrant Legend”) on the face thereof:

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ASAT HOLDINGS LIMITED, THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO ASAT HOLDINGS LIMITED, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

SECTION 1.04 Issuance, Delivery and Registration of Warrant Certificates. In connection with the initial issuance of the Warrants, the Warrant Agent shall issue and deliver the Warrants to the Warrantholder or its designee or designees as provided herein. Additionally, the Warrant Agent shall countersign and deliver Warrant Certificates upon exchange, transfer or substitution for one or more previously countersigned Warrant Certificates as hereinafter provided.

SECTION 1.05 Transfer, Exchange and Substitution. (a) The Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Warrants and transfers, exchanges or substitutions of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of or substitution for Warrants shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants surrendered for such registration of transfer, exchange or substitution.

        (b) A Warrantholder may transfer a Warrant only upon surrender of such Warrant for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Warrantholder only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any transfer of a Warrant by a Warrantholder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the person in whose name the Warrants are registered as the owner thereof for all purposes and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

        (c) Every Warrant presented or surrendered for registration of transfer or for exchange or substitution shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company and the Warrant Agent, by the holder thereof or such Warrantholder’s attorney duly authorized in writing.

        (d) When Warrants are presented to the Warrant Agent with a request to register the transfer of, or to exchange or substitute, such Warrants, the Warrant Agent shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers, exchanges and substitutions, the Company shall execute Warrant Certificates at the Warrant Agent’s request and the Warrant Agent shall countersign and deliver such Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of or substitution for Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

        (e) If less than all the Warrants represented by a Certificated Warrant are transferred, exchanged or substituted in accordance with this Agreement, the Warrant Certificate shall be surrendered to the Warrant Agent and a new Warrant Certificate of the same tenor and for the number of Warrants which were not transferred, exchanged or substituted, registered in such name or names as may be directed in writing by the surrendering Warrantholder, shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign such new Warrant Certificate and shall deliver such new Warrant Certificate to the person or persons entitled to receive the same.

SECTION 1.06 The Global Warrant. (a) So long as the Global Warrant is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any such owner’s beneficial interest in Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Warrantholder.

        (b) Any holder of the Global Warrant shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in book-entry form.

        (c) Transfers of the Global Warrant shall be limited to transfers in whole, and not in part, to the Company, the Depositary, their successors, and their respective nominees. Interests of beneficial owners in the Global Warrant shall be transferred in accordance with the rules and procedures of the Depositary.

        (d) The Global Warrant shall be exchanged for Certificated Warrants in the event that (i) the Depositary (x) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (y) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, the Global Warrant shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in the Global Warrant, Certificated Warrants representing, in the aggregate, the number of Warrants theretofore represented by the Global Warrant with respect to such beneficial owner’s respective beneficial interest. Interests in the Global Warrant may not be exchanged for Certificated Warrants other than as provided in this Section 1.06(d).

        (e) Certificated Warrants may be transferred or exchanged for a beneficial interest in the Global Warrant only upon receipt by the Warrant Agent of a Certificated Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant. Upon such transfer or exchange, the Warrant Agent shall cancel such Certificated Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly.

        (f) The holder of the Global Warrant may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Warrantholder is entitled to take under this Agreement or the Warrant.

SECTION 1.07 Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange, substitution or exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article I in case of an exchange, transfer or substitution, Article II hereof in case of the exercise of less than all the Warrants represented thereby or Section 4.02 hereof in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.

ARTICLE II

WARRANT PRICE, EXPIRATION DATE, ACCELERATION AND

EXERCISE OF WARRANTS

SECTION 2.01 Exercise Price. The price per share shall be as set forth in the preamble to the Global Warrant, as adjusted from time to time in accordance with Section 4 of the Global Warrant.

SECTION 2.02 Exercise Period. Subject to the provisions of this Agreement and of the Warrants, each Warrant may be exercised at any time during the period commencing on the day after the date hereof and ending at the Expiration Date.

SECTION 2.03 Exercise of Warrants. (a) Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the principal office of the Warrant Agent (or successor warrant agent), with the Election to Exercise form set forth on the reverse of the Warrant Certificate duly completed and executed, and by paying in full the Exercise Price, as adjusted, for all Warrants exercised to the Warrant Agent for the account of the Company. The Exercise Price shall be paid in cash by certified or bank check or by wire transfer of immediately available funds. The registered holder of a Warrant Certificate surrendered for exercise shall pay any applicable taxes, other than taxes that the Company is required to pay hereunder. A registered Warrantholder may exercise the full number of Warrants represented by a Warrant Certificate or any number of whole Warrants thereof. Except as provided in Article III, no adjustment in respect of any dividend on the Ordinary Shares shall be made during the term of a Warrant or on the exercise of a Warrant.

        (b) Subject to the provisions of Section 3.07 hereof, as soon as practicable after the exercise of any Warrants, the Warrant Agent shall promptly requisition from the transfer agent the Ordinary Shares and deliver to or upon the order of such registered Warrantholder a certificate or certificates for the number of full Ordinary Shares to which such Warrantholder is entitled, registered in such name or names as may be directed by such Warrantholder, together with cash, as provided in Section 2.04 hereof, in respect of any fractional shares, and, if the number of Warrants represented by a Warrant Certificate shall not have been exercised in full, a new Warrant

Certificate, countersigned by the Warrant Agent (or successor warrant agent), for the balance of the number of whole Warrants represented by the surrendered Warrant Certificate; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer in connection with the issue of any Warrant Certificate in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of a Warrant.

        (c) Each person in whose name any such certificate for Ordinary Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on the Exercise Date.

        (d) Promptly after the Warrant Agent shall have taken the action required in subsection (b) above or at such later time as may be mutually agreeable to the Company and the Warrant Agent, the Warrant Agent shall account to the Company with respect to any Warrants exercised and shall pay to the Company the amount of money received by it upon the exercise of Warrants (less any amount paid by the Warrant Agent in respect of a fractional share upon such exercise in accordance with Section 2.04 hereof). The Company shall reimburse the Warrant Agent for any amounts paid by the Warrant Agent in respect of a fractional share upon such exercise in accordance with Section 2.04 hereof.

SECTION 2.04 No Fractional Shares to Be Issued. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to issue any fractional Ordinary Shares or to distribute stock certificates that evidence fractional Ordinary Shares or to issue a Warrant Certificate representing a fractional Warrant upon exercise of any Warrants. If more than one Warrant Certificate shall be surrendered for exercise at one time by the same holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered. If any fraction of an Ordinary Share would, except for the provisions of this Section 2.04, be issuable on the exercise of any Warrant or Warrants, the Company shall purchase such fraction for an amount in cash equal to the fair market value of such fraction on the date on which such Warrants are surrendered to the Warrant Agent, computed in accordance with Section 9 of the Global Warrant. The Warrantholders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of an Ordinary Share or a stock certificate representing a fraction of an Ordinary Share or Warrant Certificate representing a fractional Warrant upon exercise of any Warrant.

SECTION 2.05 Acquisition of Warrants by the Company; Cancellation of Warrants. The Company shall have the right, except as limited by law, to purchase or otherwise to acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate and shall have agreed with the holder of such Warrants. The Warrant Agent shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, exchange, or substitution, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. On request of the Company, the Warrant Agent shall destroy cancelled Warrant Certificates held by it and shall deliver its certificates of destruction to the Company. If the Company shall acquire any of the Warrants, such acquisition shall not operate as a repurchase or termination of the right represented by such Warrants unless and until the Warrant Certificates evidencing such Warrants are surrendered to the Warrant Agent for cancellation.

ARTICLE III

ADJUSTMENT OF WARRANT PRICE AND SHARE NUMBER

SECTION 3.01 Adjustment of Exercise Price. The Exercise Price specified in Section 2.01 shall be subject to adjustment from time to time in the manner and as set forth in Section 4 of the Global Warrant.

SECTION 3.02 Adjustment of Ordinary Shares Purchasable Upon Exercise of Warrants. The Share Number shall be subject to adjustment from time to time in the manner and as set forth in Section 4 of the Global Warrant.

SECTION 3.03 Reserved.

SECTION 3.04 Rights Upon Consolidation, Merger, Sale, Transfer or Reclassification. In the case of any consolidation with or merger of the Company into another corporation (other than a merger or consolidation in which the Company is the continuing corporation), or in case of any lease, sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall execute with the Warrant Agent a supplemental agreement providing that the holder of each Warrant then outstanding shall have the right thereafter as set forth in Section 4 of the Global Warrant.

SECTION 3.05 Covenant to Reserve Shares for Issuance on Exercise. (a) The Company covenants that it will at all times through the Expiration Date (or, if the Expiration Date shall not be a Business Day, then on the next-succeeding Business Day) reserve and keep available out of its authorized but unissued shares or shares held in treasury or a combination thereof of Ordinary Shares, solely for the purpose of issue upon exercise of Warrants as herein provided, the full number of Ordinary Shares, if any, then issuable if all outstanding Warrants then exercisable were to be exercised. The Company covenants that all Ordinary Shares that shall be so issuable shall be duly and validly issued and fully paid and non-assessable.

        (b) The Company agrees to authorize and direct its current and future transfer agents for the Ordinary Shares and for any shares of the Company’s ordinary shares issuable upon the exercise of any of the Warrants at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company agrees to authorize and direct such transfer agents to comply with all such requests of the Warrant Agent. The Company will supply such transfer agents with duly executed stock certificates for such purposes and will provide or otherwise make available any cash or scrip which may be payable as provided in this Article III. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares shall be required to be reserved in respect of such Warrants.

SECTION 3.06 Stock Certificates Issued upon Exercise. The initial issuance of certificates of Ordinary Shares upon the exercise of Warrants shall be made in accordance with Section 2 of the Global Warrant.

SECTION 3.07 Warrant Agent Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment to Article III, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Ordinary Shares or stock certificates or other securities or property or scrip upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to Article III, or to comply with any of the covenants of the Company contained in this Article III.

SECTION 3.08 Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of Ordinary Shares as are stated in the Warrant Certificates initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not materially adversely affect the interest of the holders of the Warrants; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE IV

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

SECTION 4.01 No Rights as Shareholders. Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring on the holder of any Warrant, as such, or his transferee any rights whatsoever as a shareholder of the Company.

SECTION 4.02 Mutilated or Missing Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of an substitution for the Warrant Certificate lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence satisfactory to the Company and the Warrant Agent (and surrender of any mutilated Warrant Certificate) and bond of indemnity in form and amount and with corporate surety satisfactory to the Company and the Warrant Agent in each instance protecting the Company and the Warrant Agent, a new Warrant Certificate of in the form and manner as provided for in Section 13 of the Global Warrant.

ARTICLE V

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

SECTION 5.01 Payment of Certain Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the initial issuance or delivery of Ordinary Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

SECTION 5.02 Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by any holder of Warrants (who shall, with such notice, submit his Warrant Certificate for inspect by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.

        (b) The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed.

        (c) Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After appointment, any successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, the registered holders to the Warrants and each transfer agent for the shares of its Ordinary Shares. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

        (d) Any corporation into which the warrant agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the warrant agent shall be a party, shall be the successor warrant agent under this Agreement without any further act. In case at the time such successor to the warrant agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the warrant agent may adopt the countersignature of the original warrant agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the warrant agent may countersign such Warrant Certificates either in the name of the predecessor warrant agent or in the name of the successor warrant agent; and in all such cases Warrant Certificates shall have the full force provided in the in the Warrant Certificates and in this Agreement.

        (e) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

SECTION 5.03 Compensation; Further Assurances. The Company agrees (a) that it will pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their negligence or bad faith; and (b) that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

SECTION 5.04 Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

SECTION 5.05 Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Warrant Agent; and such Officers’ Certificate shall, in the absence of bad faith on the part of the Warrant Agent be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

SECTION 5.06 Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

SECTION 5.07 Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares to be issued pursuant to this Agreement or any Warrants or as to whether any Ordinary Shares will, when issued, be validly issued and fully paid and nonassessable.

SECTION 5.08 Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be responsible for the misconduct or negligence of any agent or attorney, provided due care had been exercised in the appointment and continued employment thereof.

SECTION 5.09 Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement, except as a result of the Warrant Agent’s negligence or willful misconduct or bad faith.

SECTION 5.10 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

SECTION 5.11 Other Transactions in Securities of the Company. The Warrant Agent in its individual or any other capacity may become the owner of the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

SECTION 5.12 Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Agreement except for its own negligence or willful misconduct or bad faith.

SECTION 5.13 Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

SECTION 5.14 Supplements and Amendments. (a) Notwithstanding the provisions of subsection (b) below, the Warrant Agent may, without the consent or concurrence of the registered holders of the Warrants, enter into one or more supplemental agreements or amendments with the Company for the purpose of evidencing the rights of Warrantholders upon consolidation, merger, sale, transfer or reclassification pursuant to Section 3.04 hereof, making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, or making such other provisions in regard to matters or questions arising under this Agreement as shall not materially and adversely affect the interests of the holders of the Warrants or shall not be inconsistent with this Agreement or any supplemental agreement or amendment.

        (b) This Agreement and any provision hereof may be changed, waived, supplemented or otherwise modified upon the written consent of the Company and the holders of a Majority in Interest of all then outstanding Warrants; provided that, except as provided by the terms hereof neither the number of Ordinary Shares issuable upon exercise of a Warrant or the Exercise Price may be changed, waived, supplemented or otherwise modified without the written consent of the Warrantholder thereof.

“Majority in Interest” means the holders of Warrants holding more than 50% of the Ordinary Shares issuable upon exercise of all then outstanding Warrants.

SECTION 5.15 Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 5.16 Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

ASAT Holdings Limited

138 Texaco Road

QPL Industrial Building, 14th Floor

Tsuen Wan, New Territories

Hong Kong

Attention: Chief Financial Officer

Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

U.S. Bank National Association

Attention: Paula Oswald

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Any notice of demand authorized by this Agreement to be given or made to the holder of any Warrants shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such holder as it shall appear on the Warrant Register.

SECTION 5.17 Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrant Certificates shall be governed by the law of the State of New York.

SECTION 5.18 Benefits of this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the holders of the Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Warrants.

SECTION 5.19 Registered Warrantholders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith. The terms “Warrantholder” and holder of any “Warrants” and all other similar terms used herein shall mean such person in whose name Warrants are registered in the Warrant Register.

SECTION 5.20 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times for inspection by any registered Warrantholder at the principal office of the Warrant Agent (or successor warrant agent). The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Agreement.

SECTION 5.21 Headings. The Article and Section headings herein are for convenience only and are not a part of this Agreement and shall not affect the interpretation thereof.

SECTION 5.22 Counterparts. The Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

ASAT HOLDINGS LIMITED

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Warrant Agent

By:

Name:

Title:

EXHIBIT A

FORM OF GLOBAL WARRANT

        UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ASAT HOLDINGS LIMITED, THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO ASAT HOLDINGS LIMITED, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES AND TRANSFERS OF INTERESTS IN THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 1.07 OF THE WARRANT AGREEMENT, DATED AS OF             , 2006, BETWEEN ASAT HOLDINGS LIMITED AND THE WARRANT AGENT NAMED THEREIN, PURSUANT TO WHICH THIS WARRANT WAS ISSUED.

ASAT HOLDINGS LIMITED

WARRANTS TO PURCHASE

ORDINARY SHARES

        THIS CERTIFIES THAT, CEDE & CO. or its assignees (the “Holder”) is the registered owner of the number of Warrants set forth on Schedule A hereto, and each of which entitles the registered owner thereof to subscribe for and purchase, subject to the provisions and upon the terms and conditions hereinafter set forth, five (subject to adjustment as provided herein) fully paid and nonassessable ordinary shares, par value $0.01 (the “Ordinary Shares”), of ASAT Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Company”). Each such Ordinary Share shall be purchasable at a price per share equal to $0.01 per share as adjusted from time to time as set forth in Section 4 hereof (the “Exercise Price”). As used in this Global Warrant, the term “Shares” means the Ordinary Shares to be issued by the Company hereunder.

        The Warrants evidenced by this Global Warrant are issued pursuant to the terms of that certain Warrant Agreement, dated             , 2006, among the Company and U.S. Bank National Association (the “Warrant Agent”) (as amended, restated, modified or otherwise supplemented from time to time, the “Warrant Agreement”). Capitalized terms used in this Global Warrant and not otherwise defined have the meanings given to them in the Warrant Agreement.

1. Term; Increments. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time during the five (5) year period beginning on the date of the Warrant Agreement and ending on the Expiration Date.

2. Method of Exercise; Payment; Issuance of New Warrant; Effective Date. Subject to, and in accordance with, the terms of the Warrant Agreement to which the Warrants relate:

        (a) The purchase right represented by the Warrants may be exercised by the Holder hereof, in whole or in part, and from time to time, at the election of the Holder hereof by the surrender of this Global Warrant (with the election to exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Warrant Agent (or successor warrant agent), and by paying in full the Exercise Price, as adjusted, multiplied by the number of Shares then being purchased, for the account of the Company. Upon exercise of any Warrants represented hereby, the Warrant Agent shall cause an adjustment to be made to Schedule A hereto so that the number of Warrants represented hereby will be equal to the number of Warrants theretofore represented by this Global Warrant less the number of Warrants then exercised. The Holder hereof shall pay any applicable taxes, other than taxes that the Company is required to pay hereunder. Except as provided in Article III of the Warrant Agreement, no adjustment in respect of any dividend on the Shares shall be made during the term of this Warrant or on the exercise of this Warrant.

        (b) Subject to the provisions of Section 3.07 of the Warrant Agreement, as soon as practicable after the exercise of Warrants represented hereby, the Warrant Agent shall promptly requisition from the transfer agent the Shares and deliver to or upon the order of the Holder a certificate or certificates for the number of full Shares to which such Holder is entitled, registered in such name or names as may be directed by such Holder, together with cash, as provided in Section 2.04 of the Warrant Agreement, in respect of any fractional shares.

        (c) The exercise of a Warrant shall be deemed to be effective immediately prior to the close of business on the Business Day on which such Warrant was surrendered to the Warrant Agent and payment of an amount equal to the Exercise Price, as adjusted, multiplied by the number of Shares then being purchased, plus any applicable taxes was made to the Warrant Agent for the account of the Company (the “Exercise Date”), and the Person in whose name any certificate for Shares shall be issuable upon such exercise shall be deemed to be the record holder of such Shares for all purposes on the Exercise Date.

3. Fully Paid Shares; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by the Warrants represented hereby will, upon issuance pursuant to the terms and conditions herein, be duly authorized, validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens, charges and security interests with respect to the issue thereof. During the period within which the rights represented by this Global Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by the outstanding Warrants, a sufficient number of capital shares to provide for the exercise of the rights represented by this Global Warrant.

4. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

        (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of a Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of the Warrants), or in case of any sale of all or substantially all of the assets of the Company, the Company shall make appropriate provision so that the Holder of each Warrant shall have the right to receive upon exercise of such Warrant, at an aggregate Exercise Price not to exceed that payable upon the exercise of the unexercised portion of such Warrant, and in lieu of the Shares theretofore issuable upon exercise of such Warrant, the kind and amount of shares, other securities, money and property receivable upon such reclassification, change, merger or sale by a Holder of the number of Shares then purchasable under such Warrant. The provisions of this subparagraph (a) shall similarly apply to all successive reclassifications, or changes, mergers, sale of assets and other transfers.

        (b) Subdivision or Combination of Shares. If the Company at any time while any Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of capital shares into which this Warrant is exercisable, the number of Shares issuable on exercise of such Warrant shall be proportionately increased in the case of a subdivision or decreased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

        (c) Share Dividends and Other Distributions. If the Company at any time while any Warrant is outstanding and unexpired shall (i) pay a dividend with respect to its capital shares issuable hereunder payable in the same class or series of capital shares, or (ii) make any other distribution of such capital shares with respect to its capital shares issuable hereunder (except any distribution specifically provided for in Sections 4(a) and 4(b)), then the number of Shares issuable on exercise of such Warrant shall be increased in proportion to such increase in outstanding capital shares; provided that this clause (c) shall not apply to dividends in the form of capital shares paid with respect to the Series A Preferred Shares or any other issuance of capital shares contemplated by the Equity Financing Documents or the Loan Documents.

        (d) Adjustment of Exercise Price. Upon each adjustment in the number of Shares issuable on exercise of a Warrant, the Exercise Price hereunder shall be adjusted, to the nearest cent, to the product obtained by multiplying the applicable Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares issuable on exercise of such Warrant immediately prior to such adjustment and the denominator of which shall be the number of Shares issuable on exercise of such Warrant immediately thereafter; provided that, in no event will the Exercise Price be less than the par value of the Ordinary Shares.

        (e) Exclusion of Employee Plans. Notwithstanding anything to the contrary provided in this section 4, no adjustment shall be made to the number of Shares purchasable under any Warrant in connection with the offer, sale or issuance by the Company of Shares or any securities convertible into or exchangeable for Shares or rights or options to purchase or subscribe for any Shares, pursuant to any employee stock option plan, employee stock purchase plan, employee benefit plan, employment contract or any similar benefit or incentive program or agreement that has been approved by the Board of Directors of the Company.

        (f) Distribution of Assets. In case the Company shall, by dividend or otherwise, distribute to all holders of its capital shares of the class or series issuable upon exercise hereof evidences of its indebtedness, property or assets (including securities, but excluding (i) any dividend or distribution paid in cash out of the consolidated retained earnings of the Company and (ii) any dividend or distribution referred to in Sections 4(a), 4(b) and 4(c)), the Holder of a Warrant shall thereafter be entitled to receive, in addition to the Ordinary Shares otherwise receivable on exercise hereof, the fair market value of such indebtedness, property or assets (as determined in good faith by the Board of Directors of the Company) which would have been received had such Warrant been exercised immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

5. Notice of Adjustments. Whenever the Exercise Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed to the Holder of the Warrants pursuant to the terms of Section 13 hereof.

6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefor based on the fair market value of the Shares on the date of exercise as determined in accordance with Section 9 hereof.

7. [Reserved].

8. Rights as Shareholders; Information; Notice of Proposed Actions. No Holder of this Global Warrant, as such, shall be entitled to vote or receive dividends or be deemed the Holder of Shares, nor shall anything contained herein be construed to confer upon the Holder of this Global Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable, as provided herein.

In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in Equity Securities to the holders of Ordinary Shares or to make any other distribution to the holders of Ordinary Shares (other than a regularly scheduled cash dividend), (b) to offer to the holders of Ordinary Shares rights or warrants to subscribe for or to purchase any additional shares of Ordinary Shares or other Equity Securities, (c) to effect any reclassification of its Ordinary Shares, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Exercise Price or the securities issuable upon exercise of the Warrants or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Holder, in accordance with Section 13, a written notice of such proposed action, which shall specify (i) the record date for the purposes of such share dividend, distribution of rights or warrants, or if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution of rights or warrants is to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least 10 days prior to the applicable record, determination or effective date specified in such notice.

9. Determination of Fair Market Value. For purposes of this Global Warrant, “fair market value” of an Ordinary Share as of a particular date (the “Determination Date”):

        (a) If the Company’s American Depositary Shares (“ADSs”) are traded on the Nasdaq National Market, the Nasdaq Capital Market or over the counter, the fair market value shall be deemed to be the average of the closing prices of the ADSs over the thirty (30) day period ending three (3) days prior to the Determination Date and dividing such average by the number of Ordinary Shares represented by each ADS; and

        (b) If there is no public market for the ADSs, then fair market value shall be determined in good faith by the Board of Directors of the Company.

10. American Depositary Shares. The Shares may be deposited with The Bank of New York (or any successor), the depositary for the ADSs, in return for an appropriate number of ADSs, subject to compliance with the requirements of the Company’s ADS program. The Company covenants and agrees to take any reasonable actions requested by the Holder necessary to assist with or facilitate the deposit of the Shares with The Bank of New York (or any successor) as well as compliance with the requirements of the Company’s ADS program.

11. Representations and Warranties. The Company represents and warrants to the Holder of this Global Warrant as follows:

        (a) This Global Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

        (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable, and free from all preemptive rights, taxes, liens, charges and security interests with respect to the issue thereof;

        (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Restated Articles of Association, as amended, of the Company; and

        (d) The execution and delivery of this Global Warrant are not, and the issuance of the Shares upon exercise of the Warrants in accordance with the terms hereof will not be, inconsistent with the Company’s Restated Memorandum of Association or Restated Articles of Association, as amended, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

12. Modification and Waiver. This Global Warrant and any provision hereof may be changed, waived, supplemented or otherwise modified as provided in the Warrant Agreement.

13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to any Holder shall be given in the manner set forth in the Warrant Agreement.

14. Lost Warrants or Share Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Global Warrant or any share certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Global Warrant or share certificate, the Company will make and deliver a new Global Warrant or share certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Global Warrant or share certificate.

15. Descriptive Headings. The descriptive headings of the several paragraphs of this Global Warrant are inserted for convenience only and do not constitute a part of this Global Warrant. The language in this Global Warrant shall be construed as to its fair meaning without regard to which party drafted this Global Warrant.

16. Governing Law. This Global Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

17. Severability. The invalidity or unenforceability of any provision of this Global Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Global Warrant, which shall remain in full force and effect.

18. Entire Agreement. The Warrant Agreement, together with the Warrants, constitutes the entire agreement of the Company pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the Company, whether oral or written, with respect to such subject matter.

19. No Impairment. The Company will not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action materially impair the rights of the Holder as set forth herein. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares receivable on the exercise of a Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate in order that all Ordinary Shares as may be issued pursuant to the exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens, charges and security interests with respect to the issue thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Global Warrant to be duly executed as of             , 2006.

ASAT HOLDINGS LIMITED, a company incorporated under the laws of the Cayman Islands

By:

Name:

Title:

Address:	ASAT Holdings Limited

14th Floor

QPL Industrial Building

138 Texaco Road

Tsuen Wan, New Territories,

Hong Kong

SCHEDULE A TO GLOBAL WARRANT

This initial number of Warrants represented by this Global Warrant is             . The following decreases in the number of Warrants represented by this Global Warrant have been made as a result of the exercise of Warrants represented by this Global Warrant.

Date of Exercise of Warrants	Number of Warrants Exercised	Total Number of Warrants Represented Hereby Following such Exercise	Notation Made by Warrant Agent

EXHIBIT A-1

FORM OF ELECTION TO EXERCISE

To: U.S. Bank National Association (the “Warrant Agent”):

1. The undersigned hereby elects to purchase             shares of Ordinary Shares of ASAT Holdings Limited pursuant to the terms and conditions of the attached Global Warrant and the Warrant Agreement to which it relates, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

(Address)

(Date)

(Name of Holder)

By:

Name:

Title:

EXHIBIT B

FORM OF CERTIFICATED WARRANT

ASAT HOLDINGS LIMITED

            WARRANTS TO PURCHASE

ORDINARY SHARES

THIS CERTIFIES THAT,             or its assignees (the “Holder”) is the registered owner of             Warrants, each of which entitles the registered owner thereof to subscribe for and purchase, subject to the provisions and upon the terms and conditions hereinafter set forth, five (subject to adjustment as provided herein) fully paid and nonassessable ordinary shares, par value $0.01 (the “Ordinary Shares”), of ASAT Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Company”). Each such Ordinary Share shall be purchasable at a price per share equal to $0.01 per share as adjusted from time to time as set forth in Section 4 hereof (the “Exercise Price”). As used in this Warrant Certificate, the term “Shares” means the Ordinary Shares to be issued by the Company hereunder.

The Warrants evidenced by this Warrant Certificate are issued pursuant to the terms of that certain Warrant Agreement, dated             , 2006, among the Company and U.S. Bank National Association (the “Warrant Agent”) (as amended, restated, modified or otherwise supplemented from time to time, the “Warrant Agreement”). Capitalized terms used in this Warrant Certificate and not otherwise defined have the meanings given to them in the Warrant Agreement.

1. Term; Increments. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time during the five (5) year period beginning on the date of the Warrant Agreement and ending on the Expiration Date.

2. Method of Exercise; Payment; Issuance of New Warrant; Effective Date. Subject to, and in accordance with, the terms of the Warrant Agreement to which the Warrants relate:

        (a) The purchase right represented by the Warrants may be exercised by the Holder hereof, in whole or in part, and from time to time, at the election of the Holder hereof by the surrender of this Warrant Certificate (with the election to exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Warrant Agent (or successor warrant agent), and by paying in full the Exercise Price, as adjusted, multiplied by the number of Shares then being purchased, for the account of the Company. The Holder hereof shall pay any applicable taxes, other than taxes that the Company is required to pay hereunder. Except as provided in Article III of the Warrant Agreement, no adjustment in respect of any dividend on the Shares shall be made during the term of this Warrant or on the exercise of this Warrant.

        (b) Subject to the provisions of Section 3.07 of the Warrant Agreement, as soon as practicable after the exercise of the Warrants represented hereby, the Warrant Agent shall promptly requisition from the transfer agent the Shares and deliver to or upon the order of the Holder a certificate or certificates for the number of full Shares to which such Holder is entitled, registered in such name or names as may be directed by such Holder, together with cash, as provided in Section 2.04 of the Warrant Agreement, in respect of any fractional shares, and, if the number of Shares represented by this Warrant Certificate shall not have been exercised in full, a new Warrant Certificate, countersigned by the Warrant Agent (or successor warrant agent), for the balance of the number of whole Shares represented by the surrendered Warrant Certificate; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer in connection with the issue of any Warrant Certificate in a name other than that of the holder of the Warrant Certificate surrendered upon the exercise of such Warrants.

        (c) The exercise of a Warrant shall be deemed to be effective immediately prior to the close of business on the Business Day on which such Warrant was surrendered to the Warrant Agent and payment of an amount equal to the Exercise Price, as adjusted, multiplied by the number of Shares then being purchased, plus any applicable taxes was made to the Warrant Agent for the account of the Company (the “Exercise Date”), and the Person in whose name any certificate for Shares shall be issuable upon such exercise shall be deemed to be the record holder of such Shares for all purposes on the Exercise Date.

3. Fully Paid Shares; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by the Warrants represented hereby will, upon issuance pursuant to the terms and conditions herein, be duly authorized, validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens, charges and security interests with respect to the issue thereof. During the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by the outstanding Warrants, a sufficient number of capital shares to provide for the exercise of the rights represented by this Warrant Certificate.

4. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

        (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of a Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of the Warrants), or in case of any sale of all or substantially all of the assets of the Company, the Company shall make appropriate provision so that the Holder of each Warrant shall have the right to receive upon exercise of such Warrant, at an aggregate Exercise Price not to exceed that payable upon the exercise of the unexercised portion of such Warrant, and in lieu of the Shares theretofore issuable upon exercise of such Warrant, the kind and amount of shares, other securities, money and property receivable upon such reclassification, change, merger or sale by a Holder of the number of Shares then purchasable under such Warrant. The provisions of this subparagraph (a) shall similarly apply to all successive reclassifications, or changes, mergers, sale of assets and other transfers.

        (b) Subdivision or Combination of Shares. If the Company at any time while any Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of capital shares into which this Warrant is exercisable, the number of Shares issuable on exercise of such Warrant shall be proportionately increased in the case of a subdivision or decreased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

        (c) Share Dividends and Other Distributions. If the Company at any time while any Warrant is outstanding and unexpired shall (i) pay a dividend with respect to its capital shares issuable hereunder payable in the same class or series of capital shares, or (ii) make any other distribution of such capital shares with respect to its capital shares issuable hereunder (except any distribution specifically provided for in Sections 4(a) and 4(b)), then the number of Shares issuable on exercise of such Warrant shall be increased in proportion to such increase in outstanding capital shares; provided that this clause (c) shall not apply to dividends in the form of capital shares paid with respect to the Series A Preferred Shares or any other issuance of capital shares contemplated by the Equity Financing Documents or the Loan Documents.

        (d) Adjustment of Exercise Price. Upon each adjustment in the number of Shares issuable on exercise of a Warrant, the Exercise Price hereunder shall be adjusted, to the nearest cent, to the product obtained by multiplying the applicable Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares issuable on exercise of such Warrant immediately prior to such adjustment and the denominator of which shall be the number of Shares issuable on exercise of such Warrant immediately thereafter; provided that, in no event will the Exercise Price be less than the par value of the Ordinary Shares.

        (e) Exclusion of Employee Plans. Notwithstanding anything to the contrary provided in this section 4, no adjustment shall be made to the number of Shares purchasable under any Warrant in connection with the offer, sale or issuance by the Company of Shares or any securities convertible into or exchangeable for Shares or rights or options to purchase or subscribe for any Shares, pursuant to any employee stock option plan, employee stock purchase plan, employee benefit plan, employment contract or any similar benefit or incentive program or agreement that has been approved by the Board of Directors of the Company.

        (f) Distribution of Assets. In case the Company shall, by dividend or otherwise, distribute to all holders of its capital shares of the class or series issuable upon exercise hereof evidences of its indebtedness, property or assets (including securities, but excluding (i) any dividend or distribution paid in cash out of the consolidated retained earnings of the Company and (ii) any dividend or distribution referred to in Sections 4(a), 4(b) and 4(c)), the Holder hereof shall thereafter be entitled to receive, in addition to the Ordinary Shares otherwise receivable on exercise hereof, the fair market value of such indebtedness, property or assets (as determined in good faith by the Board of Directors of the Company) which would have been received had this Warrant been exercised immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

5. Notice of Adjustments. Whenever the Exercise Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed to the Holder of this Warrant Certificate pursuant to the terms of Section 13 hereof.

6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefor based on the fair market value of the Shares on the date of exercise as determined in accordance with Section 9 hereof.

7. [Reserved].

8. Rights as Shareholders; Information; Notice of Proposed Actions. No Holder of this Warrant Certificate, as such, shall be entitled to vote or receive dividends or be deemed the Holder of Shares, nor shall anything contained herein be construed to confer upon the Holder of this Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable, as provided herein.

In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in Equity Securities to the holders of Ordinary Shares or to make any other distribution to the holders of Ordinary Shares (other than a regularly scheduled cash dividend), (b) to offer to the holders of Ordinary Shares rights or warrants to subscribe for or to purchase any additional shares of Ordinary Shares or other Equity Securities, (c) to effect any reclassification of its Ordinary Shares, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Exercise Price or the securities issuable upon exercise of the Warrants or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Holder, in accordance with Section 13, a written notice of such proposed action, which shall specify (i) the record date for the purposes of such share dividend, distribution of rights or warrants, or if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution of rights or warrants is to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least 10 days prior to the applicable record, determination or effective date specified in such notice.

9. Determination of Fair Market Value. For purposes of this Warrant, “fair market value” of an Ordinary Share as of a particular date (the “Determination Date”):

        (a) If the Company’s American Depositary Shares (“ADSs”) are traded on the Nasdaq National Market, the Nasdaq Capital Market or over the counter, the fair market value shall be deemed to be the average of the closing prices of the ADSs over the thirty (30) day period ending three (3) days prior to the Determination Date and dividing such average by the number of Ordinary Shares represented by each ADS; and

        (b) If there is no public market for the ADSs, then fair market value shall be determined in good faith by the Board of Directors of the Company.

10. American Depositary Shares. The Shares may be deposited with The Bank of New York (or any successor), the depositary for the ADSs, in return for an appropriate number of ADSs, subject to compliance with the requirements of the Company’s ADS program. The Company covenants and agrees to take any reasonable actions requested by the Holder necessary to assist with or facilitate the deposit of the Shares with The Bank of New York (or any successor) as well as compliance with the requirements of the Company’s ADS program.

11. Representations and Warranties. The Company represents and warrants to the Holder of this Warrant Certificate as follows:

        (a) This Warrant Certificate has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

        (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable, and free from all preemptive rights, taxes, liens, charges and security interests with respect to the issue thereof;

        (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Restated Articles of Association, as amended, of the Company; and

        (d) The execution and delivery of this Warrant Certificate are not, and the issuance of the Shares upon exercise of the Warrants in accordance with the terms hereof will not be, inconsistent with the Company’s Restated Memorandum of Association or Restated Articles of Association, as amended, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

12. Modification and Waiver. This Warrant Certificate and any provision hereof may be changed, waived, supplemented or otherwise modified as provided in the Warrant Agreement.

13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to any Holder shall be given in the manner set forth in the Warrant Agreement.

14. Lost Warrants or Share Certificates. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate or any share certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant Certificate or share certificate, the Company will make and deliver a new Warrant Certificate or share certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate or share certificate.

15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant Certificate are inserted for convenience only and do not constitute a part of this Warrant Certificate. The language in this Warrant Certificate shall be construed as to its fair meaning without regard to which party drafted this Warrant Certificate.

16. Governing Law. This Warrant Certificate shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

17. Severability. The invalidity or unenforceability of any provision of this Warrant Certificate in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant Certificate, which shall remain in full force and effect.

18. Entire Agreement. The Warrant Agreement, together with the Warrants, constitutes the entire agreement of the Company pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the Company, whether oral or written, with respect to such subject matter.

19. No Impairment. The Company will not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action materially impair the rights of the Holder as set forth herein. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares receivable on the exercise of a Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate in order that all Ordinary Shares as may be issued pursuant to the exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens, charges and security interests with respect to the issue thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of             , 200    .

ASAT HOLDINGS LIMITED, a company incorporated under the laws of the Cayman Islands

By:

Name:

Title:

Address:	ASAT Holdings Limited

14th Floor

QPL Industrial Building

138 Texaco Road

Tsuen Wan, New Territories,

Hong Kong

EXHIBIT A-1

FORM OF ELECTION TO EXERCISE

To: U.S. Bank National Association (the “Warrant Agent”):

1. The undersigned hereby elects to purchase             shares of Ordinary Shares of ASAT Holdings Limited pursuant to the terms and conditions of the attached Warrant Certificate and the Warrant Agreement to which it relates, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

(Address)

(Date)

(Name of Holder)

By:

Name:

Title: